Bitzio Announces Letter of Intent to Acquire E-Motion Apparel

Los Angeles, CA – February 11, 2014 – Bitzio (OTCQB: BTZO), a fashion acquisition company operating under the trade name Democratique, announced today a letter of intent to acquire E-Motion Apparel, Inc., a brand of dynamic, one-of-a-kind, casual wear for today’s active lifestyle.

E-Motion Apparel is a savvy niche brand that offers unique, tie-dyed casual wear for women that embodies femininity, individuality and spirit. Founded in 2011, E-Motion Apparel is currently available in more than 40 stores with presence in many hotels, including MGM Grand, and spas from Florida to California. Democratique has been working with E-Motion Apparel since November 2013 under a previously disclosed exclusive distribution agreement.

“We are thrilled at this opportunity to add E-Motion Apparel to Democratique’s brand portfolio,” said Gordon McDougall, Democratique CEO and Director. “Their creativity and ingenuity paired with our business expertise and resources will position the brand for explosive growth.”

McDougall went on to say, “What we are also very excited about is that, in many ways, since we first executed our distribution agreement to market E-Motion’s apparel last November, we have now proven the Democratique model.”

The Democratique model is to acquire emerging brands of apparel that are past the start-up stage and, using our resources and tools and team of experienced apparel business people, take the brands to the next level.

In only three months, Democratique has enhanced E-Motion Apparel by leading a complete rebranding effort, creating an amazing new website for the brand, adding sales reps and increasing distribution. The brand is gaining serious traction in the marketplace as a direct result of the team and structure of Democratique.

Mr. McDougall continued, “E-Motion Apparel will be the first move in our planned acquisition strategy, and one we intend to use as a platform model for other acquisitions. Given our immediate success with E-Motion, we now can apply our business model to numerous brands and be very confident that we can and will have the same impact on those brands. This will be a true inflection point for us as a Company, and for our shareholders.”

“In our first 3 months of operating with the Democratique team, we have seen firsthand their capabilities and, together, have truly catapulted E-Motion Apparel to another level,” said Marilu Brassington, Co-Founder of E-Motion Apparel. “As an apparel industry accelerator, Democratique brings an experienced management team, an infusion of capital, and access to established supply, sales and distribution channels that are typically unavailable to emerging brands. We are excited by the opportunity to move from our current distribution agreement to full equity ownership with Democratique for the benefit of all shareholders.”

Upon completion, E-Motion Apparel will be the first acquisition to be added to Democratique’s portfolio in 2014. The all-stock transaction is expected to close in April 2014, subject only to completion of definitive documentation.

About Bitzio, Inc.

Bitzio, Inc. (OTCQB: BTZO) started as a mobile app development business leveraging celebrity and athlete followings. With its learnings from the celebrity market, in mid-2013, Bitzio shifted its focus to fashion with a unique Los Angeles-based apparel incubation model. Uniquely qualified to identify promising apparel brands, Bitzio accelerates these emerging brands with its access to capital, extensive industry experience, centralized operations and established manufacturing and distribution channels. Bitzio is based in Los Angeles, California.

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Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws, including statements relating to expectations for the acquisition of E-Motion Apparel and its performance thereafter; The terms and phrases “expects”, “would”, “will”, “believes”, and similar terms and phrases are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by Bitzio in light of its experience and its perception of current conditions and expected future developments, as well as other factors that Bitzio believes are appropriate in the circumstances. Many factors could cause Bitzio’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. These risk factors and others relating to Bitzio that may cause actual results to differ are set forth in Bitzio’s periodic filings with the U.S. Securities and Exchange Commission (copies of which filings may be obtained at www.sec.gov). These factors should be considered carefully, and readers should not place undue reliance on Bitzio’s forward-looking statements. Bitzio has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.